Exhibit 23.5

                       [Letterhead of Ferris Baker Watts]



                                  June 20, 2000

Board of Directors
Heritage Bancorp, Inc.
1313 Dolley Madison Blvd.
McLean, VA 22101-3926

Members of the Board:

         We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Cardinal Financial Corp./Heritage Bancorp, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion dated June __, 2000 in such filings including the Proxy Statement/Prospectus of Cardinal Financial Corp/Heritage Bancorp, Inc.

         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Sincerely,
                                       Ferris, Baker Watts, Incorporated

                                       /s/ Ferris, Baker Watts, Incorporated